Exhibit B-II

SWIFT ENERGY COMPANY
2016 EQUITY INCENTIVE PLAN
[FORM OF] RESTRICTED STOCK UNIT AGREEMENT – EMERGENCE GRANT (TYPE II)1

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Participant:

Grant Date:    [Emergence Date]

Number of Restricted Stock Units:2

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THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Swift Energy Company, a Delaware corporation (the “Company”), and the Participant specified above, pursuant to the Swift Energy Company 2016 Equity Incentive Plan (the “Plan”), which is administered by the Committee; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Restricted Stock Units (“RSUs”) provided herein to the Participant.
NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:
1.    Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the grant of the RSUs hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its contents. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.
(a)    “CIC Severance Protection Period” means the time period commencing six (6) months prior to the occurrence of a Change in Control and continuing until the 12-month anniversary of such Change in Control; and
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1 Note: To be used only for those recipients scheduled to receive Emergence RSU Awards, as previously approved by the parties, other than the executives scheduled to receive Emergence RSU Awards granted under the Type I RSU Agreement.
2 Participant’s applicable number of Emergence RSU Awards, as set forth on Exhibit C to the Plan.

(b)    “Good Reason” shall mean the following: the Participant may terminate the Participant’s employment with the Company upon 60 days’ prior written notice to the Board if Good Reason, as defined, exists or has occurred within the prior 60 days. “Good Reason” shall exist upon the occurrence of any one of the following without the Participant’s consent, any of the following events that are not fully corrected in all material respects by the Company within 30 days of the Participant’s written notice specifying such Good Reason event:
(i)    any reduction of the Participant’s annual Base Salary by more than 10% per annum from the Participant’s Base Salary in effect at the Grant Date;
(ii)    the Company requires the Participant (without the consent of the Participant) to be based at any place outside a 50 mile radius of the Participant’s place of employment prior to any such relocation, except for reasonably required travel on the Company’s business, or, in the event the Participant consents to any relocation beyond such 50-mile radius, the failure of the Company to pay (or reimburse the Participant) for reasonable moving expenses incurred by the Participant relating to a change of the Participant’s principal residence in connection with such relocation;
(iii)    a substantial reduction in the Participant’s position or responsibilities or the assignment of the Participant without his consent to a position, responsibilities or duties of a materially lesser status or degree of responsibility than his position, responsibilities or duties immediately following the Grant Date; or
(iv)    any material breach by the Company of any provision of this Agreement.
2.    Grant of Restricted Stock Unit Award. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of RSUs specified above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason. The Participant shall have no rights as a stockholder with respect to any of the Shares underlying this Award unless and until such Shares are delivered to the Participant in accordance with Section 4.
3.    Vesting.
(a)    General. Except as otherwise provided in this Section 3, RSUs subject to this grant shall vest as follows, provided that the Participant is continuously employed by the Company or a Subsidiary of the Company on each such vesting date: (i) thirty-three percent (33%) on the first anniversary of the Grant Date, (ii) thirty-three percent (33%) on the second anniversary of the Grant Date, and (iii) thirty-four percent (34%) on the third anniversary of the Grant Date, such that, for the avoidance of doubt, the RSUs shall become vested as to 100% of the Shares on the third anniversary of the Grant Date specified above.

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(b)    Committee Discretion to Accelerate Vesting. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the RSUs at any time and for any reason.
(c)    Termination by Reason of Death or Disability. If a Participant’s Termination is by reason of death or Disability, all RSUs that are held by such Participant at the time of the Participant’s Termination that have not otherwise vested shall be immediately fully vested as of the date of such Termination.
(d)    Termination by the Company other than for Cause or by the Participant for Good Reason. If a Participant’s Termination is (i) by the Company for a reason other than Cause or (ii) by the Participant for Good Reason (as such is defined herein all RSUs that are held by such Participant at the time of the Participant’s Termination that have not otherwise vested shall be immediately fully vested as of the date of such Termination.
(e)    Other Terminations. Except as set forth above, all unvested RSUs that are held by a Participant shall immediately terminate and be forfeited upon a Termination.
(f)    Change in Control. If the Participant’s Termination is (i) by the Company other than for Cause or (ii) by the Participant for Good Reason (as such term is defined herein), in either case during the CIC Severance Protection Period (as such term is defined herein), the RSUs shall become fully vested upon the later of the occurrence of a Change in Control or such Termination.
4.    Delivery of Shares.
(a)    Except as provided in Section 4(b) or 4(c), the Company shall deliver to the Participant the Shares underlying the outstanding RSUs within thirty (30) days following each date such RSUs vest. In no event shall a Participant be entitled to receive any Shares with respect to any unvested or forfeited portion of the RSUs.
(b)    If the RSUs become nonforfeitable (i) by reason of the occurrence of a Change in Control as described in Section 3(f), and if the Change in Control does not constitute a change in control event for purposes of Section 409A(a)(2)(A)(v) of the Code, or (ii) by reason of a termination of the Participant’s employment, and if such termination does not constitute a “separation from service” for purposes of Section 409A(a)(2)(A)(i) of the Code, then payment for the RSUs will be made upon the earliest of the date of (A) the Participant’s “separation from service” with the Company and its Subsidiaries (determined in accordance with Section 409A(a)(2)(A)(i) of the Code), (B) within thirty (30) days following the date the RSUs would have become nonforfeitable under Section 4(a) had the Participant remained in continuous employment, (C) the Participant’s death, (D) the occurrence of a Change in Control that constitutes a “change in control” for purposes of Section 409A(a)(2)(A)(v) of the Code, or (E) the Participant’s Termination due to the Participant’s Disability.
(c)    If the RSUs become payable on the Participant’s “separation from service” with the Company and its Subsidiaries within the meaning of Section 409A(a)(2)(A)(i) of the Code and the Participant is a “specified employee” as determined pursuant to procedures adopted by the

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Company in compliance with Section 409A of the Code, then payment for the RSUs shall be made on the earlier of (i) the fifth (5th) business day of the seventh month after the date of the Participant’s “separation from service” with the Company and its Subsidiaries within the meaning of Section 409A(a)(2)(A)(i) of the Code or (ii) the Grantee’s death.
(d)    Except to the extent provided by Section 409A of the Code and permitted by the Committee, no Shares may be issued to the Grantee at a time earlier than otherwise expressly provided in this Agreement.
(e)    The Company’s obligations to the Grantee with respect to the RSUs will be satisfied in full upon the issuance of Common Shares corresponding to such RSUs.
(f)    In the event an amount becomes payable pursuant to this Section 4 on account of the Participant’s Termination of employment due to death, or the Participant becomes entitled to receive an amount pursuant to this Section and the Participant dies prior to receiving any or all of the amounts to which the Participant is due, then the amounts payable pursuant to this Section 4 shall be made to the beneficiary or beneficiaries (which may include individuals, trusts or other legal entities) designated by the Participant on the form attached hereto as Attachment 1 or as otherwise provided by and filed with the Company prior to the Participant’s death (the “Beneficiary Designation Form”). If the Participant fails to designate a beneficiary or fails to file the Beneficiary Designation Form with the Company prior to the Participant’s death, such amounts shall be made to the Participant’s estate. If a named beneficiary entitled to receive payments pursuant to the Beneficiary Designation Form dies at a time when additional payments still remain to be paid, then and in any such event, such remaining payments shall be paid to the other primary beneficiary or beneficiaries named by the Participant who shall then be living or in existence, if any, otherwise to the contingent beneficiary or beneficiaries named by the Participant who shall then be living or in existence, if any; otherwise to the estate of the Participant.
5.    Dividend Equivalents; Voting and Other Rights.
(a)    The Participant shall have no rights of ownership in the Shares underlying the RSUs and no right to vote the Shares underlying the RSUs until the date on which the Shares underlying the RSUs are issued or transferred to the Participant pursuant to Section 4 above.
(b)    The obligations of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver Shares in the future, and the rights of the Participant will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.
6.    Non‑transferability.
(a)    Restriction on Transfers. Except as provided in Section 6(b) below, all RSUs, and any rights or interests therein, shall not be sold, exchanged, transferred, assigned or otherwise disposed of in any way at any time by the Participant (or any beneficiary(ies) of the Participant),

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other than by testamentary disposition by the Participant or by the laws of descent and distribution. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of this RSU, or the levy of any execution, attachment or similar legal process upon this RSU, contrary to the terms and provisions of this Agreement and/or the Plan, shall be null and void and without legal force or effect.
(b)    Permissible Transfers. During the Participant’s lifetime, the Participant may, with the consent of the Committee, transfer without consideration all or any portion of this RSU to one or more members of his/her Immediate Family, to a trust established for the exclusive benefit of one or more members of his/her Immediate Family, to a partnership in which all the partners are members of his/her Immediate Family, or to a limited liability company in which all the members are members of his/her Immediate Family.
7.    Securities Representations. Upon the delivery of the Shares prior to the registration of the Shares to be issued hereunder pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), the Participant shall be deemed to acknowledge and make the following representations and warranties and as otherwise may be requested by the Company for compliance with applicable laws, and any issuances of Shares by the Company hereunder shall be made in reliance upon the express representations and warranties of the Participant:
(a)    The Participant is acquiring and will hold the Shares to be issued hereunder for investment for the Participant’s account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or other applicable securities laws.
(b)    The Participant will not Transfer the Shares deliverable with respect to the RSUs in violation of the Plan, this Agreement, the Securities Act (or the rules and regulations promulgated thereunder) or under any other applicable securities laws. The Participant agrees that the Participant will not dispose of the Shares to be issued hereunder unless and until the Participant has complied with all requirements of the Plan and this Agreement applicable to the disposition of such Shares.
(c)    The Participant has been furnished with, and has had access to, such information as the Participant considers necessary or appropriate for deciding whether to invest in the Shares to be issued hereunder, and the Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of such Shares.
(d)    The Participant is aware that an investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Participant is able, without impairing the Participant’s financial condition, to hold the Shares to be issued hereunder for an indefinite period and to suffer a complete loss of the Participant’s investment in such Shares.

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8.    Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.
9.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof.
10.    Withholding of Tax. To the extent the Company is required to withhold any taxes in connection with any payment made or benefit realized under this Agreement, and the amounts available to the Company are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other applicable person shall make arrangements satisfactory to the Company for payment of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If such benefit is to be in the form of Shares and the Participant fails to make arrangements for the payment of tax, unless otherwise determined by the Committee, the Company will withhold Shares having a value equal to the amount required to be withheld. Notwithstanding the foregoing, if the Participant is required to pay an amount required to be withheld, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the Shares required to be delivered hereunder, Shares having a value equal to the amount required to be withheld or by delivering to the Company other Shares held by the Participant. Shares used for withholding will be valued at the market value of such Shares on the date the benefit is to be included in Participant’s income and such market value will in no event exceed the minimum amount of taxes required to be withheld.
11.    No Right to Employment or Service. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate the Participant’s employment or service at any time, for any reason and with or without Cause. Any questions as to whether and when there has been a termination of such employment and the cause of such termination shall be determined in the good faith of the Committee.
12.    Notices. Any notice which may be required or permitted under this Agreement shall be in writing, and shall be delivered in person or via facsimile transmission, overnight courier service or certified mail, return receipt requested, postage prepaid, properly addressed as follows:
(a)    If such notice is to the Company, to the attention of the General Counsel of the Company or at such other address as the Company, by notice to the Participant, shall designate in writing from time to time.
(b)    If such notice is to the Participant, at his/her address as shown on the Company’s records, or at such other address as the Participant, by notice to the Company, shall designate in writing from time to time.

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13.    Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the RSU awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.
14.    Compliance with Laws. This issuance of RSUs (and the Shares underlying the RSUs) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations and any other law or regulation applicable thereto. The Company shall not be obligated to issue this RSU or any of the Shares pursuant to this Agreement if any such issuance would violate any such requirements. As a condition to the issuance of the RSUs, upon delivery of the Shares underlying the RSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.
15.    Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the RSUs are intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.
16.    Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.
17.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.
18.    Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
19.    Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.
20.    Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SWIFT ENERGY COMPANY

By:

Name:

Title:

Restricted Stock Unit Agreement – Emergence Grant Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PARTICIPANT

Name:

Restricted Stock Unit Agreement – Emergence Grant Signature Page

This form applies to Participants with unvested RSUs and any other unvested equity awards from the Swift Energy Company 2016 Equity Incentive Plan (the “Plan”). Please refer to your Award Agreements for more information. Any election made on this form will revoke all prior beneficiary designations made by you. In the absence of any beneficiary designation made by you, your benefits remaining unpaid or rights remaining unexercised at your death will be paid to or exercised by the representative of your estate.

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Complete all requested information. Enter the whole percentage you wish each beneficiary to receive. These whole percentages must total 100% for elected primary beneficiaries and 100% for elected contingent beneficiaries, if any.

•	You may designate benefits to a trust. Please include the name, date, and taxpayer ID of your trust below.

•	If you are married and name a primary beneficiary other than your spouse, please see the Spousal Consent section.

Participant Information (Please print clearly in ink)

_______________________________________________________ Last Name, First Name M.I	____________________ Social Security Number	___________________ Employee ID

I, the undersigned, hereby elect that upon my death the following person(s) shall be my primary and contingent beneficiary(ies) for any pre-retirement death benefits payable under the Swift Energy Company 2016 Equity Incentive Plan.

Primary Beneficiary(ies):

__________________________________________________________________ Last Name, First Name M.I.	__________________________________ Social Security Number/Taxpayer ID No.

__________________________________________ Street Address	_________________________ City	______ State	__________ ZIP Code

_________________________________ Relationship	__________________________ Birth Date/Date of Trust	___________________ Phone Number	___________ Percentage
__________________________________________________________________ Last Name, First Name M.I.		__________________________________ Social Security Number/Taxpayer ID No.

___________________________________________ Street Address	_______________________ City	______ State	_____________ ZIP Code

______________________________________ Relationship	__________________________ Birth Date/Date of Trust	___________________ Phone Number	___________ Percentage

__________________________________________________________________ Last Name, First Name M.I.	__________________________________ Social Security Number/Taxpayer ID No.

___________________________________________ Street Address	_________________________ City	______ State	____________ ZIP Code

__________________________________ Relationship	__________________________ Birth Date/Date of Trust	_____________________ Phone Number	___________ Percentage

Contingent Beneficiary(ies):

In the event none of the primary beneficiary(ies) named above is/are living, I designate the following person(s) as my contingent beneficiary(ies).

__________________________________________________________________ Last Name, First Name M.I.	__________________________________ Social Security Number/Taxpayer ID No.

______________________________________________ Street Address	_________________________ City	______ State	____________ ZIP Code

_____________________________ Relationship	__________________________ Birth Date/Date of Trust	_______________________ Phone Number	_____________ Percentage
___________________________________________________________ Last Name, First Name M.I.		__________________________________ Social Security Number/Taxpayer ID No.

________________________________________________ Street Address	_________________________ City	______ State	_____________ ZIP Code

__________________________________ Relationship	__________________________ Birth Date/Date of Trust	_____________________ Phone Number	___________ Percentage
_________________________________________________________________ Last Name, First Name M.I.		___________________________________ Social Security Number/Taxpayer ID No.

______________________________________________ Street Address	_________________________ City	______ State	______________ ZIP Code

_____________________________________ Relationship	__________________________ Birth Date/Date of Trust	___________________ Phone Number	____________ Percentage
Designation of Custodian for Minor Children:
If you designate a child who is under age 18 as your beneficiary, you must also designate a custodian of assets for the child. Please indicate the custodian’s name and address below.

Child’s Name	Custodian’s Name	Custodian’s Address
1._________________________	______________	_____________________________
2._________________________	______________	_____________________________
3._________________________	______________	_____________________________

Participant Declaration and Signature

I hereby revoke all previous death benefit beneficiary designations, if any, for the Swift Energy Company 2016 Equity Incentive Plan. I understand that this beneficiary designation does not take effect unless and until my properly completed and signed form has been received by the Company prior to my death. I further understand that no benefits will be paid to my designated beneficiary(ies) if I die before I am vested in my Plan benefit. By completing this form, I acknowledge that if no beneficiaries chosen by me are surviving at the time payment is to be made, or if I do not designate any beneficiaries, Plan benefits, if any, will be paid according to Plan provisions.

Current Marital Status: (check one)

☐	Single

☐	Married and have designated my spouse as the sole primary beneficiary. (No Spousal Consent required)

☐	Married and have not designated my spouse as the sole primary beneficiary. (Spousal Consent required)

Your signature________________________________________	Date_____________________

If you are married and have chosen a primary beneficiary other than your spouse, your spouse must complete the section below.

Spousal Consent

I hereby consent to the beneficiary(ies) named by my spouse on this form with respect to the death benefit under the Swift Energy Company 2016 Equity Incentive Plan. I understand that by giving my consent, (1) I am waiving all rights to the community property interest I may have in the death benefit which may be payable under the Plan if my spouse dies while actively employed, (2) I am giving up my legal right to be the sole beneficiary of the death benefit which may be payable under the Plan if my spouse dies while actively employed; (3) any death benefit payable from the Plan at my spouse’s death will be paid to the beneficiary(ies) designated above; and (4) I cannot revoke this consent unless my spouse changes Plan beneficiary designations.

____________________________________________________________________ Spouse’s Name (please type or print)	________________________________ Spouse’s Social Security Number

________________________________________________________ Spouse’s Signature	________________________________ Date Signed

Please return your completed form via intercompany mail to: .